UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
450 Fifth Street, N.W.
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 20, 2007
Volkswagen Public Auto Loan Securitization, LLC
 Volkswagen Auto Loan Enhanced Trust 2003-2
(Exact Name of Registrant as Specified in Charter)

	333-103709	83-0349353
Delaware	333-103709-02	43-6903059

(State or other jurisdiction	(Commission File Number)	(Registrants’ IRS
of Incorporation)		Employer Id. Nos.)
3800 Hamlin Road, Auburn Hills, Michigan 48326
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (248) 754-5000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
     On October 29, 2003, Volkswagen Auto Loan Enhanced Trust 2003-2, a Delaware statutory trust (the “Issuer”), and The Bank of New York Mellon (formerly JPMorgan Chase Bank), as indenture trustee (the “Indenture Trustee”), entered into an Indenture pursuant to which the Issuer issued the Class A-1 Auto Loan Asset Backed Notes, the Class A-2 Auto Loan Asset Backed Notes, the Class A-3 Auto Loan Asset Backed Notes, the Class A-4 Auto Loan Asset Backed Notes and the Class B Auto Loan Asset Backed Notes (collectively, the “Notes”). Under the Indenture, the Issuer granted a security interest in its property to the Indenture Trustee to secure its obligations under the Notes.
     Pursuant to the Sale and Servicing Agreement dated as of October 29, 2003 (the “Sale and Servicing Agreement”) by and among the Issuer, the Indenture Trustee, VW Credit, Inc. (“VCI”) and Volkswagen Public Auto Loan Securitization, LLC (the “Depositor”), VCI has the right to purchase the Issuer’s trust estate from the Issuer on any payment date if, either before or after giving effect to any payment of principal required to be made on such payment date, the aggregate net pool balance of the receivables is less than or equal to 10% of the initial net pool balance (the “Optional Purchase”). VCI is the servicer of the Issuer’s receivables under the Sale and Servicing Agreement and is the sole member of the Depositor, which is the sole residual interest holder of the Issuer. VCI elected to exercise the Optional Purchase on August 20, 2007.
     Upon exercise of the Optional Purchase and in accordance with the terms of the Indenture and the Sale and Servicing Agreement, VCI purchased the Trust Estate for $119,720,669.46 and the Issuer used the proceeds of the Optional Purchase and the amounts on deposit in its collection account to redeem the Notes on August 20, 2007. Upon redemption of the Notes and satisfaction of the other terms and conditions of the Indenture, the Indenture Trustee released the lien of the Indenture and discharged the Indenture (other than with respect to certain rights and obligations that survive the satisfaction and discharge of the Indenture pursuant to the terms of the Indenture). The Issuer will dissolve upon the final distribution by the Owner Trustee of all moneys or other property or proceeds of the Issuer’s trust estate in accordance with the terms of the Indenture, the Sale and Servicing Agreement and the trust agreement and the discharge of the Indenture.
     There are no prepayment or other penalties under the Indenture, Sale and Servicing Agreement or related documents in connection with the Optional Purchase and redemption of the Notes.
Item 2.01. Completion of Acquisition or Disposition of Assets.
     The description set forth above under Item 1.02 of this Report is hereby incorporated by reference.
Item 8.01. Other Events.
     On August 20, 2007 the Indenture Trustee made the monthly payment to the noteholders, as indicated in the Servicer Certificate relating to the Volkswagen Auto Loan Enhanced Trust 2003-2. A copy of this Servicer Certificate, which relates to the August 20, 2007 monthly payment and the Collection Period ended July 28, 2007 provided to The Bank of New York Mellon, as indenture trustee, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits.

Exhibit
No.	Document Description

99.1	Volkswagen Auto Loan Enhanced Trust 2003-2 Servicer Certificate for the Collection Period ended July 28, 2007 provided to The Bank of New York Mellon, as indenture trustee. (Filed with this report)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Co-Registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on the date indicated.

Dated: August 20, 2007	Volkswagen Public Auto Loan Securitization, LLC

	By:	/s/ Timothy J. Flaherty

Timothy J. Flaherty
Assistant Treasurer

Volkswagen Auto Loan Enhanced Trust 2003-2
By: VW Credit, Inc. as Administrator

	By:	/s/ Timothy J. Flaherty

Timothy J. Flaherty
Assistant Treasurer

Exhibit
No.	Document Description

99.1	Volkswagen Auto Loan Enhanced Trust 2003-2 Servicer Certificate for the Collection Period ended July 28, 2007 provided to The Bank of New York Mellon, as indenture trustee. (Filed with this report)